Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint EDWARD S. LAMPERT, ROBERT A. SCHRIESHEIM, KRISTIN M. COLEMAN and ROBERT A. RIECKER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of (1) up to 1,500,000 shares of common stock of the Company for issuance under the Sears Holdings Savings Plan and the Sears Holdings Puerto Rico Savings Plan (collectively, the “Plans”) and (2) an indeterminate amount of interests in the Plans to be offered to Plan participants, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said common shares and Plan interests (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 17th day of March, 2015.

Signature	Title

/s/ Edward S. Lampert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
Edward S. Lampert

/s/ Robert A. Schriesheim	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert A. Schriesheim

/s/ Robert A. Riecker	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Robert A. Riecker

/s/ Cesar L. Alvarez	Director
Cesar L. Alvarez

/s/ Paul G. DePodesta	Director
Paul G. DePodesta

/s/ Kunal S. Kamlani	Director
Kunal S. Kamlani

/s/ William C. Kunkler, III	Director
William C. Kunkler, III

/s/ Steven T. Mnuchin	Director
Steven T. Mnuchin

/s/ Ann N. Reese	Director
Ann N. Reese

/s/ Thomas J. Tisch	Director
Thomas J. Tisch